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Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Post-Effective Amendment No. 2 to Form F-4 of Messer Griesheim Holding AG of our report dated 27 June 2001, relating to the financial statements of Singapore Syngas Pte Ltd, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers
Singapore
27 March 2003

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  Exhibit 23.5
CONSENT OF INDEPENDENT ACCOUNTANTS